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                                                                   EXHIBIT 15
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                                           January 17, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                         Re:  Parker Drilling Company Registration on Form S-8
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Gentlemen:

We are aware that our report dated January 12, 1995, on our review of interim consolidated financial information of Parker Drilling Company and Subsidiaries for the period ended November 30, 1994, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                           /s/ COOPERS & LYBRAND L.L.P.

                                           COOPERS & LYBRAND L.L.P.
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